AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is dated as of October 1, 2007, by and among TRIMEDIA ENTERTAINMENT GROUP, INC., a Delaware corporation ("PARENT"), TRIMEDIA ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUBSIDIARY") and VGB MEDIA, INC., a Delaware corporation (the "COMPANY"). Merger Subsidiary and the Company are hereinafter sometimes collectively referred to as the "CONSTITUENT CORPORATIONS" and the Constituent Corporations and the Parent are collectively referred to as the "PARTIES."

         WHEREAS, Parent has through its subsidiaries operated a multimedia entertainment business;

         WHEREAS, Parent has entered into a Restructuring Agreement (the "RESTRUCTURING AGREEMENT"), a copy of which is attached as Exhibit A hereto, pursuant to which (i) certain creditors of Parent have agreed to convert their indebtedness into equity of Parent, (ii) all the assets of Parent have been contributed to a newly formed Delaware corporation ("NEWCO") in which (A) Parent will have a 19% economic interest owned through a class of non-voting common stock with an option to acquire additional interests and (B) the aforesaid creditors will initially have a 81% economic and the full voting interest represented by a class of voting common stock and a $4,800,000 preference represented by a newly designated series of preferred stock and (iii) all liabilities of Parent prior to the closing date or arising from the continuing business will be assumed by Newco;

         WHEREAS, the Company is a recently formed Delaware corporation and has entered into arrangements to commence an entertainment business;

         WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Merger Subsidiary be merged with and into the Company in accordance with the Delaware General Corporation Law (the "GCL") and the terms of this Agreement pursuant to which the Company will be the surviving corporation and will be a wholly owned subsidiary of Parent (the "MERGER");

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

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                             ARTICLE I. THE MERGER

         1.1. THE MERGER. At the Effective Time (as defined in Section 1.3 hereof), subject to the terms and conditions of this Agreement, Merger Subsidiary shall be merged with and into the Company in accordance with the provisions of the GCL whereupon the separate corporate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation, and in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2. EFFECT OF MERGER. From and after the Effective Time, the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed, all as more fully described in the GCL.

         1.3. EFFECTIVE TIME. The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days, after the satisfaction or waiver of all conditions set forth in Article VI of this Agreement, and the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Delaware, a certificate of Merger in the form required by, and executed in accordance with, the applicable provisions of the GCL (the "CERTIFICATE OF MERGER"). The Merger shall become effective immediately upon the filing of such Certificate of Merger with the Secretary of State of the State of Delaware. The date and time on which the Merger shall become effective is referred to herein as the "EFFECTIVE TIME."

         1.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Company immediately prior to the Effective Time and the officers of the Surviving Corporation shall be the persons who were the officers of Company immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

         1.5. CERTIFICATE OF INCORPORATION; BYLAWS. From and after the Effective Time and until further amended in accordance with applicable law, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time and until further amended in accordance with law, the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         1.6. TAKING OF NECESSARY ACTION; FURTHER ACTION. Parent, Merger Subsidiary and the Company, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the GCL at the time specified in Section 1.3. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

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         1.7. THE CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article VII hereof, the closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which will be no later than October 31, 2007 (the "TERMINATION DATE"); provided, however, that all of the conditions provided for in Articles VI hereof shall have been satisfied or waived by such date. The Closing will be held at the offices of counsel to the Company, or such other place as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to have been taken simultaneously.



                      ARTICLE II. CONVERSION OF SECURITIES


         2.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or Company or their respective stockholders:


                  (a) Each share of common stock, $0.001 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation and all shares of Merger Sub Common Stock shall be cancelled. The aforesaid newly issued shares shall thereafter constitute all of the issued and outstanding shares of the Company's Common Stock.

                  (b) Each share of Company's Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into a total of 10,000 shares of Series A Convertible Preferred Stock of Parent ("Parent Series A Stock") and all shares of Company Common Stock shall be cancelled. The Parent Series A Stock shall be convertible into an aggregate of 64,180,000 "restricted" shares of common stock of Parent (the "PARENT COMMON STOCK") or 6,418 shares of Parent Common Stock for each share of Parent Series A Stock. The aforesaid shares of Parent Series A Stock and Parent Common Stock into which the shares of Parent Series A Stock are convertible shall sometimes be referred to as the "Merger Consideration". Parent Series A Stock shall have the designations, rights and preferences set forth in Exhibit "B" hereto. The aforesaid number of shares of Parent Common Stock into which the shares of Parent Series A Stock are convertible, represents an aggregate forty (40%) percent ownership interest in Parent (i) after taking into account the pending issuance of 46,000,000 shares of Parent Common Stock to certain creditors of Parent in exchange for the cancellation of an aggregate of $460,000 of indebtedness to these creditors, and (ii) the issuance of shares of Parent Common Stock upon exercise of the issued and outstanding options and warrants set forth under the column "Total Included" on the spreadsheet set forth at
Schedule 2.1(b) and (iii) the fulfillment of the assumptions set forth in such schedule.

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                  (c) The shares of Parent Series A Stock shall be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. Parent shall assume no Company debt owed to the Company Shareholders except for advances to the Company in connection with this transaction.


           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Subsidiary that, except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Subsidiary on the date hereof (the "DISCLOSURE SCHEDULE"), which Disclosure Schedule made part hereof, which, among other things sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply:

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         3.1. INCORPORATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and, subject to approval of this Agreement by the Company's shareholders, has the requisite corporate power and authority to execute and deliver this Agreement and the Certificate of Merger and to perform its obligations hereunder and thereunder. The Company has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Certificate of Incorporation and Bylaws which have been furnished by the Company to Parent prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof.

         3.2. EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement and the Certificate of Merger by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the Certificate of Merger, other than the approval of this Agreement by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, and the Certificate of Merger, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

         3.3. APPROVAL OF THE PLAN OF MERGER; MEETING OF SHAREHOLDERS. The Company's Board of Directors has, by resolutions duly adopted by unanimous written consent, approved this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger, and resolved to recommend approval of this Agreement by the Company's shareholders.

         3.4. GOVERNMENTAL AUTHORITIES; CONSENTS. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Certificate of Merger or the consummation of the transactions contemplated hereby or thereby. Except as set forth in the Disclosure Schedule, no consent, approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of this Agreement by the shareholders of the Company) is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the Certificate of Merger or the transactions contemplated hereby or thereby.

         3.5. SUBSIDIARIES. Except as otherwise set forth in the Disclosure Schedule, the Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity. All issued and outstanding shares of capital stock of any of the subsidiaries set forth in such Disclosure Schedule are owned by the Company, either directly or through one or more other subsidiaries, free and clear of all liens, charges, encumbrances, claims and options of any nature. All of the outstanding shares of capital stock of such subsidiaries have been duly and validly authorized and issued, and are fully paid and nonassessable.

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         3.6. CAPITAL STOCK. The authorized capital stock of the Company consists of 3,000 shares of Common Stock of which, as of the date hereof, 100 shares are issued and outstanding. All of such outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. There are no Outstanding Stock Options to purchase shares of Company Common Stock. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

         3.7. FINANCIAL INFORMATION. The Company was recently formed, has not engaged in any active business operations (other than to execute the agreement referred to in Section 3.8 of the Company Disclosure Schedule) and has not prepared any financial statements to date. Except for liabilities incurred in connection with its organization and in connection with the transactions contemplated hereby, the Company has no liabilities.

         3.8. CONTRACTS AND COMMITMENTS. Except as set forth in Section 3.8 of the Company Disclosure Schedule, the Company is not a party to any contract or commitment.

         3.9. LITIGATION. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or any foreign, federal, state or local governmental quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein as an "AUTHORITY"), which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         3.10. BROKERAGE. No third party shall be entitled to receive any brokerage fee or commissions, finder's fees, fees for investment banker, financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

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         3.11. COMPLIANCE WITH LAWS. Except as set forth in the Disclosure
Schedule, the Company is and has been in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees that are applicable to it, the conduct of its business as presently conducted and as proposed to be conducted, and the ownership of its property and assets related to occupational safety, health, wage and hour, and employment discrimination) and the Company is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such laws, rules, regulations, orders, judgments or decrees or which may give rise to the assertion of any such violation, except where such violation or violations do not have a Material Adverse Effect. All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that party; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

         3.12. NO BREACH. The execution, delivery and performance of this Agreement and the Certificate of Merger by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or Bylaws of either the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which either The Company is subject.

         3.13. FORM 14 F INFORMATION. The information contained in the Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Rule 14f-1 thereunder and required to be filed pursuant to Section 5.4 ("FORM 14 F") hereof at the time of filing shall not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to information relating to the Company or its nominees.

         3.14. DISCLOSURE. Neither this Agreement nor any of the Exhibits hereto nor any of the documents delivered by or on behalf of the Company pursuant to
Article VI hereof nor the Disclosure Schedule, taken as a whole, contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement. This Agreement, the Exhibits hereto, the documents delivered to Parent and Merger Subsidiary by or on behalf of the Company pursuant to Article VI hereof, the Disclosure Schedule, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

   ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary, jointly and severally, hereby represent and warrant to the Company that, except as set forth in the Disclosure Schedule delivered by Parent to Company on the date hereof ("PARENT DISCLOSURE SCHEDULE") which Parent Disclosure Schedule made part hereof, which, among other things sets forth exceptions to the representations and warranties contained in this
Article IV under the captions referencing the Sections to which such exception applies:

         4.1. INCORPORATION AND CORPORATE POWER. Except as set forth in Schedule
4.1 of the Parent Disclosure Schedule, each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and perform its obligations hereunder and thereunder. The copies of Parent's Certificate of Incorporation and Bylaws which are attached to the SEC Filed Documents, as hereinafter defined, reflect all amendments made thereto and are correct and complete as of the date hereof.

         4.2. EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement, by Parent and Merger Subsidiary, and the Certificate of Merger, by Merger Subsidiary, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or the Certificate of Merger. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and constitutes the valid and binding obligation of Parent and Merger Subsidiary, enforceable in accordance with its terms, and the Certificate of Merger, when executed and delivered by Merger Subsidiary, will constitute the valid and binding obligation of Merger Subsidiary, enforceable in accordance with its terms.

         4.3. NO BREACH. The execution, delivery and performance of this Agreement and the Certificate of Merger by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Parent or Merger Subsidiary, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or Bylaws of either Parent or Merger Subsidiary or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either Parent or Merger Subsidiary is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which either Parent or Merger Subsidiary is subject.

         4.4. MERGER SUBSIDIARY. All of the outstanding capital stock of Merger Subsidiary is owned by Parent free and clear of any lien, claim or encumbrance or any agreement with respect thereto. Since the date of its incorporation, Merger Subsidiary has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement and the Certificate of Merger.

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         4.5. APPROVAL OF THE PLAN OF MERGER; MEETING OF SHAREHOLDERS. The Board
of Directors of Parent and of Merger Subsidiary have, by resolutions duly adopted by unanimous written consent, approved this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger. No approval of the shareholders of Parent is required under the GCL or the constituent documents of Parent to consummate the Merger. None of the resolutions described in this Section has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

         4.6. DISCLOSURE AND FILINGS.

                  (a) Except as indicated in Schedule 4.6 of the Parent Disclosure Schedule), Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing, and all other documents and registration statements heretofore filed by Parent with the SEC being hereinafter referred to as the "SEC FILED DOCUMENTS"). None of the SEC Filed Documents, at the time they were filed with the SEC (except those SEC Filed Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of Parent included (or incorporated by reference) in the SEC Filed Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto (except those SEC Filed Documents that were subsequently amended). Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such consolidated financial statements or the notes thereto, or (b) in the case of unaudited consolidated interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (b) Except as set forth in the SEC Filings, neither Parent nor any Subsidiary has incurred any material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions except in the ordinary course of business. The other historical financial and statistical information with respect to the Company included in the SEC Filed Documents presents fairly in all material respects the information shown therein on a basis consistent with the audited and unaudited financial statements of the Company included in the SEC Filed Documents.

         4.7. CAPITALIZATION. The authorized and outstanding capital stock of Parent, including all options, warrants and other securities convertible into, exercisable for, or exchangeable for, Parent Common Stock is as is set forth in the Parent Disclosure Schedule or SEC Filed Documents. The Parent Disclosure
Schedule includes all securities or instruments of the Parent containing anti-dilution or similar provisions that will be triggered by the Transactions

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

hereunder or the Restructuring Agreement or any such securities arising as a result of such transactions (exclusive of securities issued pursuant to these agreements). The Parent has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Parent and, except as set forth in the aforesaid schedule, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Parent any shares of capital stock or other securities of the Parent of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock

         4.8. ABSENCE OF LIABILITIES. Except as set forth in the Parent Disclosure Schedule and except for liabilities retained by Parent as set forth in Schedule 4.8 or assumed and payable by a third Party pursuant to the Restructuring Agreement at the Effective Time, neither Parent nor the Merger Subsidiary shall have any liabilities whatsoever (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted), including any liability of a subsidiary which may be asserted against the Parent, arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring .

         4.9. GOVERNMENTAL AUTHORITIES; CONSENTS. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and a
Schedule 14f with the Securities and Exchange Commission, neither Parent or Merger Subsidiary is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Certificate of Merger or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by either Parent or Merger Subsidiary in connection with its execution, delivery and performance of this Agreement or the Certificate of Merger or the transactions contemplated hereby or thereby.

         4.10. BROKERAGE. Except as set forth in the Disclosure Schedule, no third party shall be entitled to receive any brokerage fees or commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent or Merger Subsidiary.

         4.11. CONTRACTS. Except for Contracts set forth in the Parent Disclosure Schedule as retained The Parent will not be a party to any Contract.

         4.12. COMPLIANCE WITH LAWS. Except as set forth in the Parent Disclosure Schedule, Parent and each of its subsidiaries is and has been in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees that are applicable to it, the conduct of its business as presently conducted and as proposed to be conducted, and the ownership of its property and assets related to occupational safety, health, wage and hour, and employment discrimination) and neither the Parent nor any subsidiary is aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such laws, rules, regulations, orders, judgments or decrees or which may give rise to the assertion of any such violation, except where such violation or violations do not have a Material Adverse Effect. All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a Material Adverse Effect.

         4.13. SECURITIES LAW EXEMPTION. The prior issuance of Parent's securities was exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither Parent nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

         4.14. TAXES. Except as set forth in the Parent Disclosure Schedule, Parent and each of its subsidiaries has timely filed all tax returns and reports (federal, state and local) required to be filed and these returns and reports are true and correct in all material respects. Parent and each of its subsidiaries has paid all taxes and other assessments shown to be due on such returns or reports. Neither the Internal Revenue Service nor any state or local taxing authority has, during the past three (3) years, examined or informed the Parent or any subsidiary that it is in the process of examining any such tax returns and reports. The provision for taxes of Parent and each of its subsidiaries as shown on the financial statements included in the most recent SEC Filings, is adequate for taxes due or accrued as of the date thereof and since that date each of the Parent and each of its subsidiaries has provided adequate accruals in accordance with generally accepted accounting principals in its financial statements for any taxes incurred that have not been paid, whether or not shown as being due on any tax returns.

         4.15. LITIGATION. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Parent, threatened or contemplated by or against or involving Parent or Merger Subsidiary, their respective assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or any foreign, federal, state or local governmental quasi-governmental, AUTHORITY, questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         4.16. SUBSIDIARIES. Upon the Effective Time, Parent will not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity other than as set forth in the Parent Disclosure Schedule or the Restructuring Agreement. All issued and outstanding shares of capital stock of any of the subsidiaries previously owned by Parent, either directly or through one or more other subsidiaries, shall be transferred in connection with the Restructuring Agreement.

         4.17. FORM 14 F INFORMATION. The information contained in the Form 14 f required to be filed pursuant to Section 5.4 hereof at the time of filing shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to information relating to Parent.

         4.18. DISCLOSURE. Neither this Agreement nor any of the Exhibits hereto nor any of the documents delivered by or on behalf of the Company pursuant to
Article VI hereof nor the Parent Disclosure Schedule, taken as a whole, contains any untrue statement of a material fact regarding Parent or its business or any of the other matters dealt with in this Article IV relating to Parent or the transactions contemplated by this Agreement. This Agreement, the Exhibits hereto, the documents delivered to the Company by or on behalf of the Parent and Merger Subsidiary pursuant to Article VI hereof, the Parent Disclosure Schedule, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


       ARTICLE V. COVENANTS OF THE COMPANY, PARENT AND MERGER SUBSIDIARY

         5.1. CONDUCT OF THE BUSINESS. Each of the Parties shall, and Parent shall cause Merger Subsidiary to, comply with each term set forth in this
Section 5.1 and agrees that, from the date hereof until the Effective Time, unless otherwise consented to by the other party, no Party shall directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock except upon exercise of issued and outstanding warrants or options, (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business or pursuant to the terms of the Restructuring Agreement; (iii) amend or propose to amend its Certificate of Incorporation or Bylaws; (iv) split, combine or reclassify any outstanding shares of Common Stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Common Stock; (v) redeem, purchase or acquire or offer to acquire any shares of Common Stock or other securities of the Company; (vi) acquire any interest in any other entity, business organization or material assets thereof; or (vii) incur any indebtedness for borrowed money or issue any debt securities in excess of amounts needed to continue Parent's existing businesses and to comply with SEC rules and regulations.

         5.2. ACCESS TO BOOKS AND RECORDS. Between the date hereof and the Closing Date, each Party shall afford to the other Party and its authorized representatives (the "Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and otherwise provide such assistance as is reasonably requested.

         5.3. RESTRUCTURING AGREEMENT. Parent shall cause the transactions contemplated by the Restructuring Agreement to occur.

         5.4. FILING OF FORM 14F. The Company shall prepare and Parent shall file a Form 14f in connection with this transaction as may be required under the Exchange Act in a timely fashion.

         5.5. CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("INFORMATION") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "DISCLOSE"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "INFORMATION" as used herein will not include any information relating to a party that can be shown: (i) to have been in the recipient's possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the recipient party; (iii) to have been available to the public at the time of its receipt by the recipient party; (iv) to have been received separately by the recipient party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the recipient party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

         5.6. FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

         5.7. FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

                  (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

                  (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Article VI.

         5.8. PUBLIC ANNOUNCEMENTS. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements that are required by applicable law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement, and discusses with the other parties in good faith the exact proposed wording of any such announcement and receives the prior consent of the other parties, which consent shall not unreasonably be withheld.

         5.9. SATISFACTION OF CONDITIONS PRECEDENT. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         5.10. WAIVER OF DISSENTERS RIGHTS. The Company shall obtain from all holders of Company Common Stock either a written consent of shareholders approving the Merger or a waiver of such holders' rights to dissent from the Merger and to be paid the fair value of their Company Common Stock in accordance with applicable provisions of the GCL.


                       ARTICLE VI. CONDITIONS TO CLOSING

         6.1. CONDITIONS TO PARENT'S AND MERGER SUBSIDIARY'S OBLIGATIONS. The obligation of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Effective Time:

                  (a) The representations and warranties set forth in Article III hereof shall be true, complete and accurate in all material respects as of the date when made and at the Effective Time as though such representations and warranties were made at and as of such time, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date.

                  (b) The Company shall have performed and complied in all material respects with all of the covenants, agreements and obligations required to be performed and complied with by it under this Agreement prior to the Effective Time.

                  (c) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions or (ii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

                  (d) Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

                           (i) a certificate executed on behalf of the Company
by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1(a), (b) and (c) have been duly satisfied.

                           (ii) a unanimous written consent executed by the
Board of Directors of the Company and a unanimous written consent executed by the Company Shareholders approving this Agreement and the transactions contemplated herein and therein.

                  (e) No change will have occurred in the business, financial condition, prospects, assets or operations of the Company since June 30, 2007, except as set forth in the Disclosure Schedule, that has a Material Adverse Effect.

                  (f) No law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

                  (g) All action required by law and otherwise to be taken by the Company Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (h) All consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

                  (i) Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article VI as Parent may reasonably request.

         6.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or before the Effective Time:

                  (a) The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Effective Time as though then made and as though the Effective Time had been substituted for the date of this Agreement throughout such representations and warranties.

                  (b) Parent and Merger Subsidiary shall have performed in all material respects all the covenants and agreements required to be performed by them under this Agreement and the Certificate of Merger prior to the Effective Time, and Merger Subsidiary shall have executed the Certificate of Merger.

                  (c) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions or (ii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

                  (d) The closing of the transactions contemplated by the Restructuring Agreement shall have occurred to the satisfaction of the Company.

                  (e) All officers of the Parent and the entire board of directors of the Parent shall have resigned and the vacancies created by such resignation shall have been filled by the election of designees of the Company, such resignation and election to be effective upon the effectiveness of the Merger. The present designees are Jason Meyers and Salvatore Farina.

                  (f) The Form 14f as may be required under the Exchange Act shall have been filed with the Securities and Exchange Commission and distributed to the record stockholders of Parent in sufficient time prior to the Closing Date, and not be subject to any review, so that the Parent may proceed with the changes referred to in the proceeding paragraph.

                  (g) The Company or its shareholders shall receive a voting agreement and irrevocable proxies thereunder to vote shares of Parent held by Christopher Schwartz and the persons acquiring shares of Parent Stock pursuant to the Restructuring Agreement to effect an amendment to the Company's Certificate of Incorporation as required for automatic conversion of Parent Series A Stock pursuant to Section 5 of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock set forth at Exhibit "B" hereto.

                  (h) Parent shall be in good standing and shall have paid all required taxes under the laws of the State of Delaware.

                  (i) The Company will have received the following agreements and documents, each of which will be in full force and effect:

                           (i) a certificate executed on behalf of the Parent by
its Chief Executive Officer confirming that the conditions set forth in Sections
6.2 (a), (b) and (c) have been duly satisfied.

                           (ii) a unanimous written consent executed by the
Board of Directors of the Parent approving this Agreement and the Restructuring Agreement and the transactions contemplated thereunder.

                  (j) No change will have occurred in the business, financial condition, prospects, assets or operations of the Company since July 31, 2007, except as set forth in the Disclosure Schedule or as result of the Restructuring Agreement, that has a Material Adverse Effect.

                  (k) No law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

                  (l) All consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

                  (m) The Company shall have received the waivers and agreements described under assumptions set forth in Schedule 2.1(b) or the Merger Consideration shall be adjusted.

                  (n) The Company shall receive executed copies of Release and Acknowledgment Agreements called for in Schedule 6.2.

                  (o) The Company will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article VI as Parent may reasonably request.


                            ARTICLE VII. TERMINATION

         7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the mutual consent of Parent, Merger Subsidiary, and the Company;

                  (b) by either Parent or Merger Subsidiary, on the one hand, or the Company, on the other, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

                  (c) by either Parent or Merger Subsidiary, on the one hand, or the Company, on the other, if the transactions contemplated by this Agreement or the Certificate of Merger have not been consummated by the Termination Date provided that, neither will be entitled to terminate this Agreement pursuant to this Section 7.1(c) if such party's willful breach of this Agreement or failure to fulfill any obligation under this Agreement has prevented the consummation of the transactions contemplated by this Agreement or the Certificate of Merger.

                  (d) TERMINATION BY PARENT. This Agreement may be terminated at any time prior to the Closing by Parent if all of the conditions set forth in
Section 6.2 shall have been satisfied and any of the conditions provided for in
Section 6.1 have not been met or waived by Parent in writing, Parent has notified the Company that such condition has not been met and has allowed the Company at least thirty (30) days to satisfy such condition and such condition is not capable of being satisfied prior to the Termination Date.

                  (e) TERMINATION BY THE COMPANY. This Agreement may be terminated prior to the Closing by the Company if all of the conditions set forth in Section 6.1 shall have been satisfied and any of the conditions provided for in Section 6.2 have not been met or waived by the Company in writing, the Company has notified Parent that such condition has not been met and has allowed Parent at least thirty (30) days to satisfy such condition and such condition is not capable of being satisfied prior to the Termination Date.

         7.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Parent pursuant to this Article VII, written notice thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                       ARTICLE VIII. SURVIVAL, ADJUSTMENT

         8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article III and
Article IV hereof shall survive the Effective Time for a period of three years following the Closing Date, at which point such representations and warranties and any claim for indemnification for breach thereof will terminate, except for pending claims as of such date of termination.

         8.2. INDEMNIFICATION BY PARENT. Parent will indemnify, defend and hold harmless the shareholders of the Company (the "COMPANY SHAREHOLDERS") and their respective successors and permitted assigns, and the officers, employees, directors, managers, members, partners and stockholders of such Persons (collectively, the "SELLER INDEMNITEES") from and against, and will pay to the Seller Indemnitees the amount of, any and all out-of-pocket or other losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses (including, but not limited to, reasonable attorney and investigation fees) and disbursements (collectively, "LOSSES") incurred by any of the Seller Indemnitees, including any of the foregoing arising out of a Third Party Claim as hereinafter defined, following the Closing Date based upon, arising out of or relating to (a) any breach of or inaccuracy in the representations and warranties of Parent contained in this Agreement; or (b) any breach of the covenants or agreements of Parent contained in this Agreement or breach by Newco of its obligations in the Restructuring Agreement. Any such payments will be made solely through the issuance of additional capital stock of Parent to the Company Shareholders. The number of shares of Parent Common Stock to be issued to the Company Shareholders will be calculated by dividing the amount of Losses by the average of the closing bid prices of Parent's common stock for the ten (10) trading days prior to the date that such Loss is determined to exist.

         8.3. INDEMNIFICATION BY THE COMPANY AND COMPANY PRINCIPAL SHAREHOLDERS. The Company and each of the Company Shareholders will indemnify, defend and hold harmless, Parent, its affiliates and their respective successors and permitted assigns, and the officers, employees, directors, managers, members, partners and stockholders of such Persons (collectively, the "BUYER INDEMNITEES") from and against, and will pay to the Buyer Indemnitees the amount of, any and all Losses incurred by any of the Buyer Indemnitees following the Closing Date, including any of the foregoing arising out of a Third Party Claim as hereinafter defined, based upon, arising out of or relating to (a) any breach of or inaccuracy in the representations and warranties of the Company contained in this Agreement; or
(b) any breach of the covenants or agreements of the Company contained in this Agreement. Any such payments will be made solely through the cancellation of shares of Parent Common Stock by the Company Shareholders. The number of shares of Parent Common Stock to be cancelled by the Company Shareholders will be calculated by dividing the amount of Losses by the average of the closing bid prices of Parent's Common Stock for the ten (10) trading days prior to the date that such liability is determined to exist. To the extent that an insufficient number of authorized shares of Parent Common Stock exist at the time of such claim, then an equivalent number of shares of Parent Series A Stock shall be cancelled.

         8.4. EXCLUSIVE REMEDY. The parties agree that the exclusive remedies of the parties against each other for any Losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement are the remedies of the parties set forth in this Article VIII. The provisions of this Section
8.4 shall not, however, (i) prevent or limit a cause of action under Section 8.7 to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, (ii) prevent or limit any party's right to assert any available legal defenses, claims or cross-claims or implead a party in any legal proceeding by any Person which has not been fully assumed by the other party pursuant to this Article VIII or (iii) prevent or limit any party from seeking contribution from any other party through an action or otherwise with respect to any order that holds any two or more of the parties hereto jointly and severally liable.

         8.5. LIMITATIONS ON INDEMNIFICATION PAYMENTS. Notwithstanding anything in this Agreement to the contrary, the right of an Indemnitee to indemnification is limited as follows:

                  (a) The Buyer Indemnitees and Seller Indemnitees will be entitled to indemnification pursuant to Sections 8.3 or 8.4 to the extent (but only to the extent) that the aggregate amount of all Losses exceeds $15,000 and then only to the extent of the excess.

                  (b) The Buyer Indemnitees' right to indemnification pursuant to Section 8.3 and the Seller Indemnitees' right to indemnification pursuant to
Section 8.2 will be reduced by all insurance or other third party indemnification proceeds actually received by Parent or the Surviving Corporation with respect to such Loss. Each party shall use reasonable efforts to cooperate with Parent or the Surviving Corporation to claim and recover any Losses suffered by the Buyer Indemnitees or Seller Indemnitees under any such insurance policies or other third party indemnities. The Buyer Indemnitees and Seller Indemnitees shall remit to Parent any such insurance or other third party proceeds which are paid to them with respect to Losses for which they have previously compensated pursuant to Section 8.2 or 8.3, respectively.

                  (c) No party will be entitled to indemnification pursuant to
Section 8.2 or Section 8.3 for punitive, consequential (including lost profits and diminution in value), exemplary or special damages with respect to any claim for indemnity under this Article VIII which does not involve a Third Party Claim.

         8.6. PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) THIRD PARTY CLAIM.

                           (i) OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS. In the
event of any claim by a third party against a Buyer Indemnitee or Seller Indemnitee for which indemnification is available hereunder (a "THIRD PARTY CLAIM") the Buyer Indemnitee or the Seller Indemnitee, as applicable ("INDEMNITEE"), shall give written notice thereof (a "CLAIMS NOTICE") to the Company and Company Shareholders, if indemnification is sought against the Parent, or the Parent, if indemnification is sought against the Company and/or the Company Shareholders (each an "INDEMNIFYING PARTY"). A Claims Notice must describe the Third Party Claim in reasonable detail, and indicate the amount of the Loss claimed by the third party. No delay in or failure to give notice of a Third Party Claim will adversely affect any of the other rights or remedies of an Indemnitee under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the applicable Indemnitee except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party has the right, exercisable by written notice to the Indemnitee, within sixty (60) days of receipt of a Claims Notice from the Indemnitee, to assume and conduct the defense of such claim with counsel selected by the Indemnifying Party. If the Indemnifying Party has assumed such defense as provided in this
Section 8.6(a)(i), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by any Indemnitee in connection with the defense of such Claim. If the Indemnifying Party does not assume the defense of any third party claim in accordance with this Section 8.6(a)(i), the Indemnitee may continue to defend such claim at the sole cost of the Indemnifying Party (subject to the limitations set forth in this Article VIII) and the Indemnifying Party may still participate in, but not control, the defense of such third party claim at the Indemnifying Party's sole cost and expense. The Indemnitee will not consent to a settlement of, or the entry of any judgment arising from, any such claim, without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed). Except with the prior written consent of the Indemnitee (such consent not to be unreasonably withheld or delayed), no Indemnifying Party, in the defense of any such claim, will consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting the Indemnitee or (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation. In any such Third Party Claim, the party responsible for the defense of such claim (the "RESPONSIBLE PARTY") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of such claim, including all settlement negotiations and offers. Each Party shall use all reasonable efforts to make available to the Responsible Party and its representatives all books and records of such Party and the Business relating to such third party claim and shall cooperate with the Responsible Party in the defense of the third party claim.

                           (ii) SETTLEMENT. The Responsible Party shall promptly
notify the other party of each settlement offer with respect to a Third Party Claim. Such other party shall promptly notify the Responsible Party whether or not such party is willing to accept the proposed settlement offer. If the Company and the Company Shareholders are willing to accept the proposed settlement offer but Parent refuses to accept such settlement offer, then if (i) such settlement offer requires only the payment of money damages, requires no other actions by any Indemnitee, does not impose any restriction on Parent with respect to the operation of the Business and provides a complete release of all Indemnitees that are a party to such third party claim with respect to the subject matter thereof, and (ii) the Company and the Company Shareholders agree in writing that the entire amount of such proposed settlement constitutes Losses that are indemnifiable (subject to the limitations set forth in this Article
VIII), then the amount payable to the Indemnitees with respect to such third party claim will be limited to the amount of such settlement offer subject to the limitations contained in this Article VIII. The Company and the Company Shareholders may nevertheless propose in writing a good faith, reasonable settlement offer (a "COMPANY PROPOSED SETTLEMENT OFFER") that requires only the payment of money damages, requires no other actions by any Indemnitee, does not impose any restriction on Parent with respect to the operation of the Business and provides a complete release of all Indemnitees who are parties to such third party claim with respect to the subject matter thereof; PROVIDED, HOWEVER, that the Company and the Company Shareholders agree in writing that the entire amount of such proposed settlement constitutes Losses that are indemnifiable (subject to the limitations set forth in this Article VIII). If Parent refuses to agree to or make a Company Proposed Settlement Offer to the claimant in the third party claim, any amount payable to a Buyer Indemnitee with respect to such Third Party Claim will be limited to the amount of such proposed settlement offer. If any such settlement offer is made to any claimant and rejected by such claimant, the amount payable to an Indemnitee with respect to such claim will not be limited to the amount of such settlement offer but will remain subject to all other limitations set forth in this Agreement.

                  (b) DIRECT CLAIM. As soon as reasonably practicable after an Indemnitee has actual knowledge of any claim to which Indemnitee is entitled to indemnity under Section 8.2 or Section 8.3 that does not involve a Third Party Claim (a "DIRECT CLAIM"), the Indemnitee shall give written notice thereof (an "INDEMNITY NOTICE") to the Indemnifying Party. An Indemnity Notice must describe the Direct Claim in reasonable detail, and indicate the amount (estimated, as necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. No delay in or failure to give notice of a Direct Claim will adversely affect any of the other rights or remedies of an Indemnitee under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the applicable Indemnitee except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall respond to any Indemnity Notice within thirty (30) days (the "INDEMNITY RESPONSE PERIOD") after the date that the Indemnity Notice is sent by the Indemnitee. Any response to the Indemnity Notice (an "INDEMNITY RESPONSE") must specify whether or not the Indemnifying Party disputes its obligations to indemnity the Indemnitee with respect to the Direct Claim asserted in the Indemnity Notice. If the Indemnifying Party fails to give an Indemnity Response within the Indemnity Response Period, it will be deemed not to dispute the asserted Direct Claim. If the Indemnifying Party elects not to dispute the asserted Direct Claim, whether by failing to give a timely Indemnity Response or otherwise, then the amount of Losses alleged in such Indemnity Notice will be conclusively deemed to be an obligation of the Indemnifying Party, and the Indemnifying Party shall pay, in cash (or tender of shares of the Parent Common Stock for cancellation if Parent is the Indemnitee), to the Indemnitee within fifteen (15) days after the last day of the applicable Indemnity Response Period the amount specified in the Indemnity Notice. If Indemnifying Party delivers to Indemnitee an Indemnity Response within the Indemnity Response Period indicating that it disputes one or more of the matters identified in the Indemnity Notice, the Indemnifying Party and Indemnitee shall promptly meet and use their reasonable efforts to settle the dispute. If the Indemnifying Party and the Indemnitee are unable to reach agreement within thirty (30) days after the conclusion of the Indemnity Response Period, then either the Indemnifying Party or the Indemnitee may resort to other legal remedies subject to the limitations set forth in this Article VIII.

         8.7. SUBROGATION. Upon making any indemnity payment pursuant to Section
8.2 or Section 8.3, as applicable, the Indemnifying Party shall be subrogated to all rights of the indemnified party against any third party in respect of the Losses to which the payment related. The parties hereto will execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights.


                           ARTICLE IX. MISCELLANEOUS

         9.1. EXPENSES. Except as otherwise expressly provided for herein, Parent and Merger Subsidiary and the Company will each pay all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations under this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby if the transactions contemplated by this Agreement are not consummated. In the event that the transactions contemplated by this Agreement are consummated, any legal fees and expenses of the Company which are unpaid by the Company on the Effective Date shall become obligations of the Surviving Corporation or the Parent. In the event that the transactions contemplated by this Agreement are consummated, there shall be no outstanding liability legal fees and expenses of the Parent and Merger Subsidiary in excess of $20,000 after assumption of any additional amounts by Newco pursuant to the Restructuring Agreement.



         9.2. AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced; PROVIDED, HOWEVER, that after the approval of the Plan of Merger by the shareholders of the Company, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the shareholders of the Company without the further approval of the shareholders of the Company. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         9.3. NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Parent, Merger Subsidiary, the Company will, unless another address is specified in writing, be sent to the address indicated below:

 Notices to Parent or Merger Subsidiary:    TriMedia Entertainment Group, Inc.
                                            333 East Lancaster Avenue, Suite 411
                                            Wynnewood, PA  19096
                                            Attn:  Christopher Schwartz

 Notices to the Company:                    c/o Aspatuck Holdings Ltd.
                                            115 East 57th Street, 11th Floor
                                            New York, NY 10022
                                            Attn:  Jason Meyers


         9.4. ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

         9.5. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.6. COMPLETE AGREEMENT. Except as provided for in Section 9.1, this Agreement, the Certificate of Merger and the Related Agreements and other exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way ,except any letter of the Company to Parent counsel relating to the payment of certain legal fees .

         9.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         9.8. GOVERNING LAW. The internal law, without regard for conflicts of laws principles, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                           TRIMEDIA ENTERTAINMENT GROUP, INC


                           By: /s/
                              ---------------------------
                           Name:  Christopher Schwartz
                           Title: Chief Executive Officer


                           TRIMEDIA ACQUISITION CORP.


                           By: /s/
                              ---------------------------
                           Name:  Christopher Schwartz
                           Title: Chief Executive Officer


                           VGB MEDIA, INC

                            By: /s/
                              ---------------------------
                           Name:  Jason  M. Meyers
                           Title: Chief Executive Officer